SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ X ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))

[   ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                        GENTLE DENTAL SERVICE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       1)  Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------
       2)  Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Set forth the amount on which the filing fee is calculated and state how it was determined.

           ---------------------------------------------------------------------
       4)  Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------
       5)  Total fee paid:

           ---------------------------------------------------------------------

[   ]  Fee paid previously with preliminary materials

[   ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

           ---------------------------------------------------------------------
       2)  Form, Schedule or Registration Statement No.:

           ---------------------------------------------------------------------
       3)  Filing Party:

           ---------------------------------------------------------------------
       4)  Date Filed:

           ---------------------------------------------------------------------

April 30, 1998




Dear Gentle Dental Shareholders:

     We are pleased to invite you to our 1998 Annual Meeting which will be held at 222 North Sepulveda Boulevard, Suite 740, El Segundo, California 90245, on Thursday, June 4, 1998, at 8:00 a.m., Pacific Daylight Savings Time.

     The Annual Meeting will begin with a report on the Company's progress, followed by a discussion and shareholder questions. Voting on the election and ratification of certain directors and other matters is also scheduled. The items to be voted on are addressed in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement.

     Your vote is important. Whether or not you plan to attend the meeting, please promptly complete and return the enclosed proxy card to ensure that your shares will be represented. A postage pre-paid envelope has been provided for your convenience. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. It is not necessary to retain your proxy in order to gain admission to or vote at the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.


                                       Sincerely,




                                       Michael T. Fiore
                                       Co-Chairman of the Board, Chief Executive
                                       Officer and President

                        GENTLE DENTAL SERVICE CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 4, 1998


To the Shareholders of Gentle Dental Service Corporation:

     The annual meeting of the shareholders (the "Annual Meeting") of Gentle Dental Service Corporation, a Washington corporation (the "Company"), will be held at 8:00 a.m., Pacific Daylight Savings Time, on Thursday, June 4, 1998, at 222 North Sepulveda Boulevard, Suite 740, El Segundo, California 90245, for the following purposes:

1. To elect three directors to serve for a term of three years and until their successors are elected and qualified and to elect three individuals appointed to the Board of Directors in 1997 in order to allow such individuals to serve as directors for the remainder of their respective terms and until their successors are elected and qualified.

2. To approve a series of amendments to the Company's 1993 Stock Incentive Plan (the "Plan") to effect the following changes: (i) increase the number of shares of common stock (the "Common Stock") of the Company authorized for issuance under the Plan by 1,000,000 shares from 1,000,000 to 2,000,000 shares; (ii) clarify that the eligibility provisions of the Plan include dentists and other professionals who are employed by corporations, partnerships, sole proprietorships or other business organizations which have entered into agreements with the Company under which the Company manages the non-professional aspects of such businesses; (iii) provide that, unless otherwise determined by the Board of Directors, options granted to employees under the Plan will continue to vest after termination or cessation of employment so long as such former employee is continuously retained by the Company on an independent contractor basis and for so long as such independent contractor relationship continues; and (iv) increase the aggregate number of shares of Common Stock underlying stock options and stock appreciation rights that any employee may receive under the Plan in any calendar year by 75,000 shares from 75,000 to 150,000 shares.

3. To approve the transfer of all of the Company's operating assets and liabilities to Gentle Dental Management, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, in order to convert the Company from an operating company into a holding company, provided, however, that this action shall not be taken if the holders of more than ____ percent of the shares entitled to vote at the Annual Meeting exercise their dissenters' rights under Washington law.

4. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditor for fiscal year 1998.

5. To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

     The close of business on Friday, April 10, 1988 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only shareholders of record at such time will be entitled to notice of and to vote at the Annual Meeting. A majority of the outstanding shares of Common Stock must be represented at the Annual Meeting in order to constitute a quorum. Please return your Proxy Card in order to ensure that a quorum is obtained.

                             YOUR VOTE IS IMPORTANT

                                       By Order of the Board of Directors
                                       L. THEODORE VAN EERDEN
                                       Executive Vice President and Secretary
                                       Yorba Linda, California
                                       April 30, 1998

                        GENTLE DENTAL SERVICE CORPORATION


                             -----------------------

                                 PROXY STATEMENT

                             -----------------------


     This Proxy Statement and the enclosed Proxy Card are furnished in connection with the 1998 annual meeting of shareholders (the "Annual Meeting") of Gentle Dental Service Corporation, a Washington corporation (the "Company"), which will be held at 222 North Sepulveda Boulevard, Suite 740, El Segundo, California 90245, on Thursday, June 4, 1998, at 8:00 a.m., Daylight Savings Time. Shareholders of record at the close of business on April 10, 1998 are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

     On April 10, 1998, there were 7,802,660 outstanding shares of the Company's common stock (the "Common Stock"). Each share of Common Stock is entitled to one vote on all matters properly brought before the Annual Meeting. The only outstanding authorized voting security of the Company is Common Stock. There are no cumulative voting rights associated with the Common Stock.

     A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. The Company's inspector of elections for the Annual Meeting will count abstentions and so-called "broker votes" (i.e., shares held by a broker or other nominee having discretionary power to vote on some matters but not others) for purposes of determining whether a quorum exists for the transaction of business at the Annual Meeting. Broker non-votes are not counted for purposes of determining either the number of votes cast on any matter voted on by the shareholders or whether such matter has been approved. Abstentions are counted in tabulating the total number of votes cast on matters voted on by the shareholders at the Annual Meeting.

     Properly executed proxies will be voted in the manner directed by the shareholders. If no direction is given, proxies will be voted as follows: FOR the election of all nominees named under the caption "Election of Directors" as directors of the Company to serve for their respective terms as described in this Proxy Statement; FOR the amendments to the Company's 1993 Stock Incentive Plan (the "Plan") as described more fully in this Proxy Statement under Proposal 2; FOR the transfer of all of the Company's operating assets and liabilities to Gentle Dental Management, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, in order to convert the Company from an operating company into a holding company; and FOR the ratification of the selection of KPMG Peat Marwick LLP as independent auditor of the Company for fiscal year 1998.

     The enclosed proxy is being solicited by the Company's Board of Directors and is revocable at any time prior to its exercise. A proxy may be revoked by delivery of a written revocation to the Secretary of the Company, by presentation of a properly executed subsequent proxy or by a vote in person at the Annual Meeting.

     This Proxy Statement, the enclosed Proxy Card and the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 are scheduled to be mailed commencing on or about April 30, 1998 to shareholders of record on April 10, 1998.

     On November 4, 1997, GMS Dental Group, Inc., a Delaware corporation ("GMS") was merged (the "GMS Merger") with and into the Company. Since the GMS Merger, the principal executive offices of the Company have been located at 22800 Savi Ranch Parkway, Suite 206, Yorba Linda, California 92887, and on or about June 1, 1998 the Company's principal executive offices will be located at 222 North Sepulveda Boulevard, Suite 740, El Segundo, California 90245. The Company's phone number is (714) 998-0587.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The shareholders are being asked to elect three individuals to serve on the Company's Board of Directors for a term of three years and until their successors are elected and qualified and to elect three individuals appointed to the Board of Directors in 1997 in order to allow such individuals to serve as directors for the remainder of their respective terms and until their successors are elected and qualified.

Classified Board

     The Company's Restated Articles of Incorporation provide that the Company's Board of Directors shall be divided into three classes, as nearly equal in number as is reasonably possible, with the members of the Board of Directors serving staggered terms. At each annual meeting of shareholders, the successors to the class of directors whose terms expire at the time are elected to hold office for terms of three years, such that the term of one class of directors expires at each annual meeting. The preceding notwithstanding, directors serve until their successors have been duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed.

     The Company has 11 present directors divided into three classes as follows:
Michael T. Fiore, Robert Finzi and H. Wayne Posey, who were appointed to Class II in November 1997; Grant M. Sadler and L. Theodore Van Eerden, who were appointed to Class III in November 1997, joining Dany Y. Tse, D.M.D. and Gerald
R. Aaron, D.D.S.; and Kathleen D. La Porte who was appointed to Class I in November 1997, joining Kenneth D. Hooten, Paul H. Keckley and Craig W. Wong, D.M.D. The Class I, Class II and Class III directorships expire in 2000, 1998 and 1999, respectively.

     Director Steven R. Bull, D.D.S. who was appointed to Class II in November 1997, resigned from the Board of Directors, effective as of April 1, 1998, and the number of director positions has been reduced by resolution of the Board to eleven. Director Hooten has indicated his intention to resign from the Board of Directors following the sale of 100,000 shares of Common Stock by The ServiceMaster Company in connection with the Company's proposed public offering of Common Stock pursuant to its Registration Statement, Registration No. 333-44037, filed with the Securities and Exchange Commission on January 9, 1998. The Company has agreed that Arthur G. Kaiser, D.D.S., will be made a director of the Company effective as of the closing of the Company's affiliation with Dedicated Dental Systems, Inc.

     While directors Sadler and Van Eerden have been appointed to serve until the annual meeting of shareholders in 1999 and director La Porte has been appointed to serve until the annual meeting of shareholders in 2000, these appointments are required to be voted upon by the Company's shareholders in order for such directors to continue to serve until their terms expire or their successors have been duly elected and qualified, or until they resign, become disqualified or disabled, or are otherwise removed.

     The enclosed proxy will be voted, unless authority is withheld or the proxy is revoked, only for the election of each of the full-term nominees named below each to serve until the 2001 annual meeting of shareholders and for the election of the partial-term nominees named below who were originally appointed to the Board of Directors in 1997, each to serve until the date of the Company's 1999 or 2000 annual meeting of shareholders, as the case may be, or until such director's successor has been duly elected and qualified or in each case until such director resigns, becomes disqualified or disabled or is otherwise removed. In the unanticipated event that any nominee becomes unable to or declines to serve at the time of the Annual Meeting, the proxies will be voted for a substitute person nominated by the Board of Directors. The six individuals who receive the highest number of affirmative votes of shares entitled to vote at the Annual Meeting will be elected directors of the Company.

Nominees

     Full-Term Nominees. The names and certain information about the full-term Class II nominees for director as of April 30, 1998 are set forth below:

Name                           Age       Position
----                           ---       --------

Michael T. Fiore                44       Co-Chairman of the Board, Chief
                                         Executive Officer and President

Robert Finzi                    44       Director

H. Wayne Posey                  59       Director


     Michael T. Fiore. Mr. Fiore has served as Co-Chairman of the Board, Chief Executive Officer and President of the Company since joining the Company in November 1997, the effective date of the GMS Merger. Before joining the Company, Mr. Fiore was the Chief Executive Officer, President and a director of GMS from April 1997 to November 1997. From 1986 to March 1997, Mr. Fiore served in various management positions at Salick Health Care, Inc., a provider of diagnostic and therapeutic services to patients with catastrophic illness, principally in the areas of cancer and kidney failure, including serving as a director, Executive Vice President and Chief Operating Officer, and as President of its principal subsidiary, Comprehensive Cancer Centers, Inc.

     Robert Finzi. Mr. Finzi has been a director of the Company since November 1997 and served as a director of GMS from October 1996 until the GMS Merger. Since May 1991, Mr. Finzi has been a Vice President of the Sprout Group, a division of DLJ Capital Corporation, which is the Managing General Partner of Sprout Capital VII, L.P. and Sprout Growth II, L.P., and an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Finzi is also a general partner of the general partner of a series of investment funds managed by the Sprout Group and a limited partner of the general partner of ML Venture Partners II, L.P. From 1984 to 1991, Mr. Finzi was a Vice President of Merrill Lynch Venture Capital. Mr. Finzi serves on the board of directors of The Cerplex Group, Inc. ("Cerplex") and, if the merger of Cerplex with and into an acquisition subsidiary of Aurora Electronics, Inc. ("Aurora") is effected, Mr. Finzi will become a member of the board of directors of Aurora. In addition, Mr. Finzi serves on the board of directors of six privately held companies.

     H. Wayne Posey. Mr. Posey has been a director of the Company since November 1997 and served as a director of GMS from December 1996 until the GMS Merger. Since its inception in 1994, Mr. Posey has served as President, Chief Executive Officer, director, and a member of the executive committee of ProMedCo. Mr. Posey was a healthcare consultant from 1975 until 1994, most recently as the principal in charge of the healthcare services division of McCaslin & Company, P.C., a public accounting and consulting company in Fort Worth, Texas.

     Partial-Term Nominees. The names and certain information, as of April 30, 1998, about certain individuals appointed in 1997 to the Board of Directors whose appointments are required to be voted upon by the shareholders of the Company in order for such individuals to serve for the remainder of their respective terms are set forth below:

Name                                Age     Position                              Term Ending
----                                ---     --------                              -----------
Grant M. Sadler                     51      Vice Chairman of the Board            1999

L. Theodore Van Eerden              42      Executive Vice President, Chief       1999
                                            Development Officer and Director

Kathleen D. La Porte                36      Director                              2000

     Grant M. Sadler. Mr. Sadler has been Vice Chairman of the Board since the GMS Merger in November 1997. Prior to joining the Company, Mr. Sadler founded and served as the Chief Executive Officer, President and Secretary of GMS from its inception in October 1996 to April 1997, at which time he vacated those positions and assumed the position of Chairman of the Board and served in that capacity until the GMS Merger. Prior to GMS, Mr. Sadler served as President of Group Management Services, Inc., a dental group consulting practice formed by Mr. Sadler in 1991.

     L. Theodore Van Eerden. Mr. Van Eerden has served as Executive Vice President, Chief Development Officer and as a director since November 1997. He served as Chief Financial Officer of the Company from March 1996 until November 1997. Before joining the Company, Mr. Van Eerden was Vice President-Administration for HOSTS Corporation, a Vancouver, Washington company that provides proprietary educational software products and instructional delivery systems to schools throughout the United States. From April 1993 to April 1994, Mr. Van Eerden was Director of Development for The ServiceMaster Company where he focused on mergers and acquisitions and new business development. Before that, Mr. Van Eerden was Vice President and Chief Financial Officer of Medical SafeTec, Inc., a manufacturer of medical waste destruction equipment. Prior to Medical SafeTec, Inc., Mr. Van Eerden served in various positions with The ServiceMaster Company focusing on mergers and acquisitions.

     Kathleen D. La Porte. Ms. La Porte has been a director of the Company since November 1997 and served as a director of GMS from October 1996 until the GMS Merger. From January 1993 to the present, Ms. La Porte has been affiliated with the Sprout Group, a division of DLJ Capital Corporation, which is the Managing General Partner of Sprout Capital VII, L.P. and Sprout Growth II, L.P. and an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation. Ms. La Porte has served as a general partner of the Sprout Group since December 1993. From August 1987 to January 1993, Ms. La Porte was a principal at Asset Management Company, a venture capital firm focused on early stage health care and technology investments. Ms. La Porte currently serves on the board of directors of FemRx, Hall Kinion, Onyx Pharmaceuticals and Lynx Therapeutics and three privately held companies.

     Continuing Directors. The names and certain information, as of April 30, 1998, about certain individuals who are presently serving on the Board of Directors until 1999 or 2000 and who may continue their service without a vote of the shareholders at the Annual Meeting are set forth below:

Name                              Age       Position                              Term Ending
----                              ---       --------                              -----------
Dany Y. Tse, D.M.D.               48        Co-Chairman of the Board and          1999
                                            President of Clinical Services
                                            Council

Gerald R. Aaron, D.D.S.           52        Director                              1999

Kenneth D. Hooten                 35        Director                              2000

Paul H. Keckley                   48        Director                              2000

Craig W. Wong, D.M.D.             42        Director                              2000

     Dany Y. Tse, D.M.D. Dr. Tse has served as Co-Chairman of the Board and President of Clinical Services Council since November 1997. Dr. Tse served as Chairman of the Board since December 1996 and, as President and Chief Executive Officer of the Company from March 1996 until November 1997. He previously served as Chairman of the Board from inception in December 1992 to March 1996. Dr. Tse is a licensed dentist in Oregon and Washington.

     Gerald R. Aaron, D.D.S. Dr. Aaron has been a director of the Company since December 1996. He has been certified as a pediatric dentist since 1976 and has been employed since 1991 by a professional corporation in the State of Washington which is affiliated with the Company. See "Certain Transactions."

     Kenneth D. Hooten. Mr. Hooten has been a director of the Company since June 1996. Since 1995, Mr. Hooten has been Vice President of The ServiceMaster Company ("ServiceMaster") responsible for managing the

ServiceMaster Ventures Group, an internal venture capital firm. From 1990 to 1995, Mr. Hooten served as Vice President of Lasalle Partners Ltd., a real estate company.

     Paul H. Keckley. Mr. Keckley has been a director of the Company since December 1996. Since 1994, he has been Vice President Strategic Development at PhyCor, Inc. Mr. Keckley previously served as a director of PhyCor, Inc., and from 1985 to 1994 he was President of The Keckley Group, a market research and strategic planning firm for hospitals, health systems, medical practices, and health maintenance organizations.

     Craig W. Wong, D.M.D. Dr. Wong has been a director of the Company since March 1995. Dr. Wong has been an oral and maxillofacial surgeon licensed to practice in the states of Washington and Oregon since 1986. Dr. Wong serves as the Chief of the Department of Oral and Maxillofacial Surgery for certain dental practices affiliated with the Company located in the States of Oregon and Washington. Dr. Wong also serves as Section Chief of Oral and Maxillofacial Surgery for the Veterans Administration Medical Center in Portland, Oregon.

Board Committees and Meetings

     The standing committees of the Board of Directors are the Executive Committee, the Audit Committee and the Compensation Committee. The Company does not have a Nominating Committee. The Executive Committee, consisting of directors Finzi, Fiore, La Porte, Van Eerden and Tse, has all of the authority of the Board of Directors, except as limited by applicable law. The Audit Committee, consisting of directors Bull, La Porte and Posey, oversees actions taken by the Company's independent auditor and reviews the Company's internal audit controls. The Compensation Committee, consisting of directors Finzi, Keckley and Posey, reviews the compensation levels of the Company's employees and makes recommendations to the Board of Directors regarding compensation.

     In 1997, the Board of Directors met eight times, the Compensation Committee met seven times and the Executive Committee did not meet. No current director attended fewer than 75 percent of the aggregate of all meetings held while such individual was a member of the Board of Directors, and no current director attended fewer than 75 percent of the meetings of the committees in 1997 of which such individual was a member.

     The Board of Directors recommends a vote FOR each of the nominees named above.


                                   PROPOSAL 2

                     AMENDMENTS TO 1993 STOCK INCENTIVE PLAN

     The shareholders are being asked to approve a series of amendments to the Company's 1993 Stock Incentive Plan (the "Plan") to effect the following changes: (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by 1,000,000 from 1,000,000 shares to 2,000,000 shares; (ii) clarify that the eligibility provisions of the Plan include dentists and other professionals who are employed by corporations, partnerships, sole proprietorships or other business organizations (collectively, the "Affiliated Dental Practices"), which have entered into agreements with the Company under which the Company manages the non-professional aspects of the Affiliated Dental Practices; (iii) provide that, unless otherwise determined by the Board of Directors, options granted to employees under the Plan will continue to vest after termination or cessation of employment so long as such former employee is continuously retained by the Company on an independent contractor basis and for so long as such independent contractor relationship continues; and (iv) increase the aggregate number of shares of Common Stock underlying stock options and stock appreciation rights that any employee may receive under the Plan in any calendar year by 75,000 shares from 75,000 to 150,000 shares. The Board of Directors believes that it is necessary to increase the number of shares available for issuance under the Plan and the number of shares underlying grants in any calendar year to enable the Company to continue using equity incentives to attract and retain the services of key individuals essential to the Company's long-term success.

     The Plan was adopted by the Board of Directors of the Company on January 25, 1993 and approved by the Company's shareholders on March 3, 1993. It was subsequently amended on several occasions. The amendments to the Plan for which shareholder approval is sought under this Proposal 2 were adopted by the Board of Directors on December 11, 1997 and April 8, 1998, in each case subject to shareholder approval.

     The amendments to the Plan are intended to reserve a sufficient number of shares of Common Stock to enable the Company to provide a broad equity incentive program for the Company's directors, officers, employees and other key contributors, including key employees of the Affiliated Dental Practices, that will encourage such persons to continue their service to the Company or the Affiliated Dental Practices and align such persons' interest with those of the Company's shareholders. The remaining amendments in this Proposal 2 are intended to allow the Company to retain the services of qualified individuals by continuing to recognize their service to the Company.

     The following is a summary of the principal features of the Plan. This summary does not purport to be a complete description of all the provisions of the Plan. Any shareholder of the Company who wishes to obtain a copy of the actual Plan may do so upon written request to the Secretary of the Company at the Company's principal executive offices.

Structure of the Plan

     Under the Plan, the Company's Board of Directors may grant incentive stock options ("ISOs"), as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), grant options other than ISOs ("Non-Statutory Stock Options"), grant stock appreciation rights ("SARs") or bonus rights, award bonuses of Common Stock and sell Common Stock subject to restrictions. Common Stock issued under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as the Board of Directors may determine.

     The Board of Directors may delegate to a committee of the Board of Directors or a senior executive officer, or both, any or all authority for administration of the Plan. Notwithstanding such authority, only the Board of Directors may amend or terminate the Plan. The Board of Directors has granted to the Compensation Committee the broadest non-exclusive authority to administer the Plan permitted under the Plan.

Eligibility

     Grants and awards may be made under the Plan to directors, officers and key employees of the Company or any parent or subsidiary of the Company, and any other key individuals, such as consultants to the Company, who the Board of Directors or Compensation Committee believes have made or will make an essential contribution to the Company. However, only employees of the Company may receive ISOs under the Plan. Although dentists and other professionals employed by any of the Company's Affiliated Dental Practices may also receive grants and awards under the Plan, this Proposal 2 clarifies such persons' eligibility under the Plan.

Price and Exercisablity

     The exercise price per share of an option granted under the Plan is determined by the Compensation Committee or Board of Directors, but may not be less than 85 percent of the fair market value of the shares underlying the option on the date of grant. The option price per share for any grant to an optionee possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company may not be less than 110 percent of the fair market value on the date of such grant. In addition, the option price with respect to an ISO may not be less than 100 percent of the fair market value of the shares covered by the ISO on the date of grant. On March 31, 1998, the closing bid price for a share of the Company's Common Stock on the Nasdaq Small Cap Market was $8.75.

     Except as otherwise provided in the Plan for situations involving termination of employment or service of the optionee, the Compensation Committee may determine the time of exercisability of an option grant, provided that (i) no option may become exercisable at a rate of less than 20 percent per year over the first five years of the option, and (ii) options may not be exercisable for fractional shares of Common Stock. The maximum term of any stock option is 10 years, or five years in the case of 10 percent shareholders.

Shares Subject to Plan

     A total of 2,000,000 shares of Common Stock (including the 1,000,000 share increase subject to shareholder approval under this Proposal 2) have been reserved for issuance over the ten-year term of the Plan. In no event may any one participant in the Plan be granted options or SARs under the Plan for more than an aggregate of 150,000 shares in any calendar year (including the 75,000 share increase subject to shareholder approval under Proposal 2). In addition, no employee may be granted an ISO under the Plan such that the aggregate fair market value, on the date of the grant, of the Common Stock with respect to which ISOs are exercisable for the first time by that employee during any calendar year, under the Plan and any other incentive stock plan (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company, exceeds $100,000.

     At March 31, 1998, options for 863,350 shares were outstanding under the Plan (none of which are subject to shareholder approval under this Proposal 2), 90,112 shares of Common Stock had been issued under the Plan and 46,538 shares remained available for future grants under the Plan. In addition, at March 31, 1998, options granted under GMS stock option plans assumed by the Company in the GMS Merger covering 93,353 shares of the Company's Common Stock were also outstanding, but not subject to the Plan.

     If any option or SAR granted without a related option expires or is cancelled or terminated and is unexercised in whole or in part, the shares allocable to the unexercised portion shall again become available for awards under the Plan, except that shares that are issued on exercise of a SAR that were allocable to an option, or portion thereof, surrendered in connection with the exercise of the SAR shall not again become available for awards under the Plan. If Common Stock sold or awarded as a bonus under the Plan is forfeited to the Company or repurchased by the Company pursuant to applicable restrictions, the number of shares forfeited or repurchased will be available again under the Plan.

Termination of Employment

     Unless otherwise determined by the Compensation Committee or Board of Directors, if an employee's employment by the Company is terminated by retirement or for any reason other than such employee's death or disability, any option, SAR or cash bonus right held by such employee may be exercised at any time prior to the earlier of its expiration date or the expiration of three months after the date of the termination, but only if and to the extent the employee was entitled to exercise the option, SAR or cash bonus right on the date of expiration. Notwithstanding the foregoing and subject to shareholder approval of this Proposal 2, unless otherwise determined by the Board of Directors, any option granted to an employee under the Plan shall continue to vest in accordance with its terms after termination of employment, so long as such former employee is continuously retained by the Company on an independent contractor basis and for so long as such independent contractor relationship continues uninterrupted. Transfer of the employee to any parent or subsidiary of the Company is not considered termination for purposes of the Plan. With respect to grants and awards made to persons who are not employees of the Company, under the Plan the Board of Directors may establish provisions relating to the termination of such persons' status with the Company.

     Unless otherwise determined by the Compensation Committee or Board of Directors, if an employee's employment by the Company or any parent or subsidiary of the Company is terminated because of such employee's death or physical disability (within the meaning of Section 22(e)(3) of the Code), any award or grant held by such employee may be exercised at the earlier of one year after the date of termination or the expiration date, for the greater of the number of remaining shares for which the employee (i) was entitled to exercise under the award or grant on the date of termination, or (ii) would have been entitled to exercise under the award or grant if such option had been exercisable as to 50 percent of such award or grant on the date of termination. If an employee's employment is terminated by death, any award or grant held by the employee shall be exercisable only by the person or persons to whom the employee's rights under the award or grant pass by the employee's will or by the laws of descent and distribution of the state or country of the employee's domicile at the time of death.

Changes in Capital Structures

     In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split or combination of shares, appropriate adjustment by the Board of Directors shall be made in the number and kind of shares for the purchase of which options or SARs may be granted and for which Common Stock may be awarded as bonuses or sold subject to restrictions under the Plan.

Payment for Shares and Financial Assistance

     Shares of Common Stock acquired by an optionee under the Plan upon the exercise of an option may be paid for in cash, including cash that may be the proceeds of a loan from the Company, in shares of Common Stock previously acquired by the optionee valued at fair market value, or in any combination of cash and shares of Common Stock.

Payment by Company to Holder of SARs

     Payment by the Company upon exercise of a SAR may be made in shares of Common Stock valued at fair market value, or in cash, or partly in Common Stock and partly in cash, as determined by the Board of Directors. Instead of issuing fractional shares that may result from the exercise of a SAR, the Company may pay to the holder thereof cash in an amount equal to the value of the fraction or, in the discretion of the Board of Directors, the number of shares may be rounded to the next whole share.

Transferability

     Options, SARs and cash bonus rights granted under the Plan are generally not assignable or transferable by the optionee and, unless otherwise determined by the Board of Directors, must be exercised by the optionee during the period of the optionee's employment or service with the Company or within a specified period following termination of employment or service.

Amendment and Termination

     The Board of Directors may at any time and from time to time modify or amend the Plan in such respects as it deems advisable for any reason. However, no change in an option or SAR already granted to any person shall be made without the written consent of such person. Furthermore, unless approved by the shareholders of the Company entitled to vote thereon, no amendment or change shall be made in the Plan (i) increasing the total number of shares that may be issued under the Plan, or (ii) changing the class of persons eligible to receive options under the Plan.

Federal Income Tax Considerations

     Option Grants. Options granted under the Plan may be either ISOs which satisfy the requirements of Section 422 of the Internal Revenue Code or Non-Statutory Stock Options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

     Incentive Stock Options. No taxable income is recognized by the optionee at the time of the ISO grant, and no taxable income is generally recognized at the time the ISO is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Non-Statutory Stock Options. No taxable income is recognized by an optionee upon the grant of a Non-Statutory Stock Option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the Non-Statutory Stock Option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised Non-Statutory Stock Option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

     Stock Appreciation Rights. An optionee who is granted a SAR will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which such ordinary income is recognized by the optionee.

Deductibility of Executive Compensation

     The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of ISO shares or exercises of Non-Statutory Stock Options or SARs granted with an exercise price equal to the fair market value of the option shares will qualify as performance-based compensation for purposes of Section 162(m) of the Code and will not have to be taken into account for purposes of the $1 million limitation on the deductibility of the compensation paid to certain executive officers of the Company.

Accounting Treatment

     Option grants with exercise prices less than the fair market value of the shares on the grant date will result in a compensation expense to the Company's earnings equal to the difference between the exercise price and the fair market value of the shares on the grant date. Such expense will be accruable by the Company over the period that the option shares are to vest. Option grants at 100 percent of fair market value will not result in any charge to the Company's earnings, but the Company must disclose, in pro-forma statements to its financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis. The grant of SARs will result in a compensation expense to the Company's earnings measured by the appreciation in the fair market value of the SAR shares from time to time.

Recent Option Awards Under the Plan

     The table below shows, as to each of the Company's Named Executive Officers, each nominee for director and the various indicated groups, the number of shares of Common Stock subject to options granted between January 1, 1997 and March 31, 1998 under the Plan with the weighted average exercise price payable per share.

                                                                  Number of Option      Weighted Average
                             Name                                      Shares             Option Prices
--------------------------------------------------------------    ----------------      ----------------
Michael T. Fiore..............................................         75,000                 $8.25

Dany Y. Tse, DMD..............................................        106,000                 $5.73

Grant M. Sadler...............................................             --                    --

L. Theodore Van Eerden........................................         63,500                 $5.00

Norman R. Huffaker............................................         53,000                 $8.25

All current executive officers as a group (5 persons).........        297,500                 $6.66

All current directors who are not executive officers as a
group (7 persons).............................................         12,000                 $7.61

All employees, including current officers who are not
executive officers, as a group (34 persons)...................        382,700                 $6.71


New Plan Benefits

     As of March 31, 1998, no options have been granted under the Plan on the basis of the 1,000,000-share increase to the Plan which forms a part of this Proposal 2.

Shareholder Approval

     The affirmative vote of the holders of a majority of shares of Common Stock present or represented at the Annual Meeting is required for approval of the amendments to the Plan. If the required shareholder approval is not obtained, then the number of shares available for issuance under the Plan will remain at 1,000,000 shares. The Plan will, however, continue to remain in effect and option grants or stock issuances may continue under the Plan pursuant to the provisions in effect prior to the amendments summarized in this Proposal 2, until the available shares of Common Stock have been issued pursuant to grants and awards under the Plan.

     The Board of Directors recommends a vote FOR the approval of the amendments to the Plan set forth in Proposal 2.


                                   PROPOSAL 3

         CONVERSION OF COMPANY FROM OPERATING COMPANY TO HOLDING COMPANY

     The shareholders are being asked to approve the transfer of all of the Company's operating assets and liabilities to Gentle Dental Management, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the "Subsidiary"), in exchange for additional shares of capital stock of the Subsidiary, in order to convert the Company from an operating company into a holding company (the "Conversion"). The Company's Board of Directors has determined that the Conversion will not be consummated and shall automatically cease in the event the holders of more than ____ percent of the shares entitled to vote on this Proposal 3 exercise their dissenters' rights (as described below) under Washington law.

     Under the Company's Amended and Restated Credit Agreement with Imperial Bank (the Credit Facility"), the Company is required to convert into a holding company that holds no assets, other than the capital stock of its operating subsidiaries, on or before July 31, 1998. If the Company fails to effect the Conversion on or before such date, an event of default will have occurred under the Credit Facility, which, among other things, would permit Imperial Bank to accelerate the repayment of all outstanding amounts under the Credit Facility. Such an acceleration could have a material adverse effect on the Company's business and results of operations.

     In the event the Company effectuates the Conversion, all operations of the Company's business will be conducted through subsidiaries. As such, claims of creditors, including trade creditors, of such subsidiaries would generally have priority as to the assets of such subsidiaries over the claims of the Company and its shareholders. In addition, all or substantially all of the Company's operating income and cash flow will be generated by its subsidiaries. In order to make cash payments on its direct liabilities, the Company will have to rely on dividends or loans from its subsidiaries to generate the funds for such payments. The ability of such subsidiaries to pay such dividends would be subject to applicable state laws and could become subject to debt or other contractual limitations.

     The Company is not aware of any governmental authorizations, approvals or consents that are necessary or required for the Company to consummate the Conversion.

Federal Income Tax Consequences

     The Company believes that, although the Conversion will be treated as an exchange of the transferred assets which qualifies for tax-deferral under
Section 351 of the Code, the Company will realize taxable income under Section 357(c) of the Code to the extent that Company liabilities transferred to the Subsidiary exceed the Company's basis for Federal income tax purposes in the assets transferred. Under Section 362 of the Code, the Subsidiary's basis in the assets it receives will equal the Company's basis in the assets it transfers plus any gain realized by the Company with respect to the liabilities transferred. The Company's basis in the Subsidiary's capital stock will be increased by the amount of its basis in the assets transferred plus any gain realized. However, the Company's gain recognition will be deferred pursuant to Treasury Regulation Section 1.1502-13(c)(7). This gain will be deferred for Federal income tax purposes as long as the Company and the Subsidiary continue to file a consolidated tax return and certain specified triggering events do not occur.

Rights of Dissenting Shareholders

     The Conversion constitutes a sale of substantially all of the assets of the Company under Washington law. Pursuant to Sections 23B.13.010 through 23B.13.310 of the Washington Business Corporation Act (the "WBCA"), any shareholder (a "Shareholder") who gives proper notice and who does not vote in favor of the Conversion will, upon proper demand, have the right under the WBCA to obtain payment of the fair value of his or her shares of the Company's Common Stock.

     Any Shareholder electing to exercise dissenters' rights must file a written notice of this intent with the Company, attention of the Secretary, at 22800 Savi Ranch Parkway, Suite 206, Yorba Linda, California 92887, prior to the vote, and must not vote his or her shares in favor of the Conversion. As provided in
Section 23B.13.030 of the WBCA, a shareholder whose shares are held in a brokerage account or by some other nominee must either have the record holder of the shares file the dissenters' notice on the shareholder's behalf or obtain the written consent of the record holder and file the shareholder's dissenters' notice. These documents must be filed with the Secretary of the Company prior to the vote on the Conversion. A beneficial shareholder of the Company's Common Stock who chooses to exercise dissenters' rights must exercise such rights with respect to all shares of Common Stock either beneficially held by such shareholder or over which such shareholder has power to direct the vote. A VOTE IN FAVOR OF THE CONVERSION WILL CONSTITUTE A WAIVER OF DISSENTERS' RIGHTS. A VOTE AGAINST THE CONVERSION WILL NOT SATISFY THE REQUIREMENT THAT

WRITTEN NOTICE BE FILED WITH THE COMPANY IN ORDER TO ASSERT DISSENTERS'
RIGHTS.

     For the purpose of dissenters' rights, the fair value of shares will be their value immediately prior to the effectiveness of the Conversion, excluding any appreciation or depreciation in anticipation of the Conversion, if any, unless exclusion would be inequitable. Shareholders considering exercising their dissenters' rights should recognize that the fair value of their shares of Common Stock as determined under Sections 23B.13.010 through 23B.13.310 of the WBCA could be more than, the same as or less than the value of their shares if they do not exercise their appraisal rights.

     If the Conversion is approved by the requisite vote of shareholders, the Company will, within ten days following the effective date of the Conversion, mail a notice to each Shareholder who gave the Company due notice of his or her intention to demand payment and who did not vote in favor of the Conversion. The notice will provide, among other things: (i) the form of payment demand (including the date of the first announcement to the shareholders of the terms of the Conversion), (ii) where the payment demand must be delivered, (iii) when and where the certificates for certificated shares must be deposited, and (iv) the date by which the Company must receive the payment demand. A Shareholder who fails to make a timely or proper demand for payment (including the deposit of certificates) in accordance with the notice is not entitled to payment under the WBCA for his or her shares. A Shareholder who fails to certify that he or she acquired beneficial ownership of the shares prior to the date of the first announcement of the terms of the Conversion to the shareholders may not receive immediate payment for his or her shares, as described below with respect to After Acquired Shares (as defined below).

     Except with respect to those Shareholders who held After-Acquired Shares, the Company will remit, within 30 days of the later of the date of effectiveness of the Conversion or the date the payment demand is received, to all Shareholders who made proper demand, an amount that the Company estimates to be the fair value of their shares of Common Stock, together with any interest that has accrued from the effective date of the Conversion until the date of payment. The remittance will be accompanied by certain financial information of the Company, an explanation of how the fair value of the shares was estimated and an explanation of how the accrued interest was calculated. If the Company fails so to remit or if the dissenting Shareholder believes the amount remitted is less than the fair value of his or her shares, the dissenting Shareholder may send the Company his or her own estimate of the fair value of the shares and amount of accrued interest due and demand payment of the deficiency. The dissenting Shareholder must notify the Company in writing of his or her estimate within 30 days after the date the Company mails its remittance, if any. If the Company and the dissenting Shareholder are unable to agree on a fair value within 60 days after the receipt of a demand for payment of a deficiency, the Company will petition that the fair value of the shares and interest thereon be determined by an appropriate court.

     If a dissenting Shareholder acquired his or her shares of Common Stock after the date set forth in the dissenters' notice as the date of the first announcement of the terms of the Conversion to the news media or to the shareholders ("After-Acquired Shares"), the Company may elect to withhold the payment described in the preceding paragraph and to offer to pay fair value for the After-Acquired Shares subject to such dissenting Shareholder's agreement to accept payment as satisfaction in full of the dissenting claim. The Company will send with its offer an explanation of how the fair value of the After-Acquired Shares was estimated and how the accrued interest was calculated.

     If the dissenting Shareholder believes that the amount offered is less than the fair value of his or her After-Acquired Shares, the dissenting Shareholder may send the Company his or her own estimate of the fair value of the After-Acquired Shares and amount of accrued interest due. The dissenting Shareholder must notify the Company in writing of his or her estimate within 30 days after the date the Company makes its offer. If the Company and the dissenting Shareholder are unable to agree on a fair value for the After-Acquired Shares within 60 days after the receipt of the dissenting Shareholder's estimate of the fair value of the After-Acquired Shares, the Company will petition that the fair value of the After-Acquired Shares and interest thereon be determined by an appropriate court.

     With respect to a judicial proceeding commenced by the Company to determine the fair value of the shares and interest thereon with respect to any shares of Common Stock (including After-Acquired Shares), the court will determine the costs of such proceeding and will assess such costs against the Company, except that the court may assess such costs against one or more of the dissenting Shareholders party to such proceeding, in amounts the court finds equitable, to the extent that such court finds that the dissenting Shareholder acted arbitrarily, vexatiously or not in good faith in demanding payment.

     The foregoing summary is not, and does not purport to be, a complete statement of dissenters' rights and is qualified in its entirety by reference to Sections 23B.13.010 through 23B.13.310 of the WBCA, a copy of which is attached to this Proxy Statement as Exhibit A.

Shareholder Approval

     The affirmative vote of the holders of a majority of shares of Common Stock entitled to vote at the Annual Meeting is required for approval of the Conversion. If the required shareholder approval is not obtained or if the holders of more than ____ percent of the shares entitled to vote on Proposal 3 exercise their dissenters' rights, then the Conversion will not be effectuated.

     The Board of Directors recommends a vote FOR the transfer of all of the Company's operating assets and liabilities to Gentle Dental Management, Inc., a wholly-owned subsidiary of the Company, in order to convert the Company from an operating company into a holding company.


                                   PROPOSAL 4

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

     The accounting firm of KPMG Peat Marwick LLP served as the independent auditor of the Company for the fiscal year ended December 31, 1997. The Board of Directors has selected KPMG Peat Marwick LLP as the Company's independent auditor for the fiscal year ending December 31, 1998 and has further directed that the selection of the auditor be submitted for ratification by the shareholders at the Annual Meeting. Neither KPMG Peat Marwick LLP nor any of its members has any relationship with the Company or any of its affiliates except in the firm's capacity as the Company's auditor. Representatives of KPMG Peat Marwick LLP are not expected to be present at the Annual Meeting.

     Shareholder ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditor is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG Peat Marwick LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection by an affirmative vote of the holders of majority of the Common Stock present or represented at the meeting and entitled to vote thereat, the Audit Committee of the Board of Directors will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

     The Board of Directors recommends a vote FOR the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditor.

                              VOTING SECURITIES AND
                             PRINCIPAL SHAREHOLDERS

     On April 10, 1998, there were 7,802,660 outstanding shares of the Company's common stock (the "Common Stock"). Each share of Common Stock is entitled to one vote on all matters properly brought before the Annual Meeting. The only outstanding authorized voting security of the Company is Common Stock. There are no cumulative voting rights associated with the Common Stock.

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1998 by (i) each person known by the Company to own beneficially more than five percent of the Common Stock, (ii) each director of the Company, and (iii) the Chief Executive Officer and each other Named Executive Officer (as such term is defined below under the caption "Executive Officers of the Company." Except as otherwise noted, the Company believes the persons listed below have sole investment and voting power with respect to the Common Stock owned by them.

                                                                                   Shares          Percentage of
                                                                             Beneficially           Common Stock
Name and Address of Beneficial Owner(1)                                             Owned     Beneficially Owned
---------------------------------------------------------------------------  ------------     ------------------
Sprout Capital VII L.P. and certain related entities (2)...................     1,649,562                 21.14%
   3000 Sand Hill Road
   Bldg. 3, Suite 170
   Menlo Park, CA 94025
Accel V L.P. and certain related entities (3)..............................       524,708                  6.72%
   c/o Accel Partners
   428 University Avenue
   Palo Alto, CA 94301
Bessemer Venture Partners GMS..............................................       393,530                  5.04%
   83 Walnut Street
   Wellesley Hills, MA 02181
ServiceMaster Venture Fund L.L.C. (4)......................................       200,000                  2.53%
   One ServiceMaster Way
   Downers Grove, IL 60515
Michael T. Fiore (5).......................................................       356,772                  4.57%
Dany Y. Tse, DMD (6).......................................................       629,411                  8.04%
Grant M. Sadler (7)........................................................       395,541                  5.07%
L. Theodore Van Eerden (8).................................................        28,175                  *
Norman R. Huffaker (9).....................................................         5,564                  *
Gerald R. Aaron, DDS (10)..................................................        11,250                  *
Kenneth D. Hooten (11).....................................................       200,000                  2.53%
Paul H. Keckley (12).......................................................           400                  *
Craig W. Wong, DMD (13)....................................................        89,500                  1.15%
Steven R. Bull, DDS (14)...................................................         2,782                  *
Wayne Posey (15)...........................................................        29,017                  *
Robert Finzi (16)..........................................................     1,649,562                 21.14%
Kathleen D. La Porte (16)..................................................     1,649,562                 21.14%
All directors and officers as a group (13 persons) (17)....................     3,397,974                 42.04%

--------------

*    Less than one percent.

(1) Unless otherwise indicated the address of each named person listed in the table is 22800 Savi Ranch Parkway, Suite 206, Yorba Linda, California 92887
     until the first week of June, 1998, after which time the address is 222
     North Sepulveda Boulevard, Suite 740, El Segundo, California 90245.

                                       14

(2)  Consists of the following shares: 793,600 shares held by Sprout Capital VII
     L.P. ("Sprout"); 164,956 held by DLJ First ESC L.L.C. ("DLJ First");
     648,797 shares held by Sprout Growth II, L.P. ("Sprout Growth"), 9,218 shares held by the Sprout CEO Fund, L.P. ("Sprout CEO"); and 32,991 shares held by DLJ Capital Corporation ("DLJ Capital"). DLJ Capital is the
     Managing General Partner of each of Sprout CEO, Sprout Growth and Sprout
     Capital VII and has voting and investment control over the shares held by each of these three shareholders. DLJ LBO Plans Management Corporation is the manager of DLJ First and has voting and investment control over the shares held by DLJ First.
(3)  Consists of the following shares: 422,914 shares held by Accel V L.P.
     ("A5"); 56,669 shares held by Accel Internet/Strategic Technology Fund L.P.
     ("AISTF"); 25,186 shares held by Accel Investors `96 L.P. ("AI96"); 11,544 shares held by Ellmore C. Patterson Partners ("ECPP"); and 8,395 shares held by Accel Keiretsu V L.P. ("AK5") (A5, AISTF, AI96, ECPP, AK5 and A5A collectively, the "Accel Entities"). Arthur C. Patterson, ACP Family
     Partnership L.P., James R. Swartz, James W. Breyer, The Breyer 1995 Trust dated 10/4/95, Eugene D. Hill, Swartz Family Partnership L.P., Luke B.
     Evnin, and G. Carter Sednaoui share control of the Accel Entities and disclaim beneficial ownership of the shares held by the Accel Entities except to the extent of their respective pecuniary interests.
(4)  Includes 100,000 shares subject to an exercisable warrant. ServiceMaster
     Venture Fund L.L.C. is a subsidiary of the ServiceMaster Company Limited
     Partnership, which in turn is a subsidiary of ServiceMaster Limited
     Partnership, a NYSE-listed limited partnership.
(5) Includes 16,691 shares currently subject to repurchase by the Company and 16,691 shares subject to repurchase by the Company in January 1999 if certain performance targets are not met, all at $0.45 per share. See
     "Certain Transactions."
(6) Includes 89,800 shares subject to exercisable options, 34,500 shares subject to an exercisable warrant and 3,500 shares held by Dr. Tse's wife.
(7) Includes 110,255 shares currently subject to repurchase by the Company and 110,255 shares subject to repurchase by the Company in January 1999 if certain performance targets are not met, all at $0.225 per share. Also includes 170,169 shares subject to repurchase by the Company at a price of $0.225 per share, which rights lapse at a rate of 2,431 shares per month until October 31, 2000, at which time the Company's rights will have lapsed as to all such 170,169 shares. See "Certain Transactions."
(8) Includes 25,200 shares subject to options exercisable within 60 days after March 31, 1998 and 2,875 shares subject to an exercisable warrant.
(9) Includes 5,564 shares subject to an option exercisable within 60 days after March 31, 1998
(10) Includes 9,000 shares subject to options exercisable within 60 days after March 31, 1998.
(11) Includes 200,000 shares beneficially owned by ServiceMaster Venture Fund
     L.L.C. Mr. Hooten, as a Vice President of The ServiceMaster Company, which manages ServiceMaster Venture Fund L.L.C., may be deemed to share voting and dispositive power with respect to such shares. Mr. Hooten disclaims beneficial ownership of these shares.
(12) Includes 400 shares subject to an option exercisable within 60 days after March 31, 1998.
(13) Includes 1,600 shares subject to an exercisable option and 6,900 shares subject to an exercisable warrant.
(14) Includes 2,782 shares subject to options exercisable within 60 days after March 31, 1998. Dr. Bull has resigned from the Company's Board of
     Directors, effective as of April 1, 1998.
(15) Includes 2,782 shares subject to options exercisable within 60 days after March 31, 1998.
(16) Includes 1,649,562 shares beneficially owned by Sprout Capital VII, L.P.
     and certain related entities. Mr. Finzi and Ms. La Porte, as general partners of a general partner of entities within this group, may be deemed to share voting and dispositive power with respect to such shares. Mr.
     Finzi and Ms. La Porte each disclaims beneficial ownership of these shares.
(17) Includes 135,462 shares subject to options exercisable within 60 days after March 31, 1998, 144,275 shares subject to exercisable warrants, 147,976 shares currently subject to repurchase by the Company and 105,916 shares subject to repurchase by the Company if certain performance targets are not met.

                        EXECUTIVE OFFICERS OF THE COMPANY

Executive Officers

     The following table sets forth certain information for each person who served as chief executive officer of the Company in 1997 and all other current executive officers of the Company whose annual income in 1997 exceeded $100,000 (collectively, the "Named Executive Officers").

            Name                Age                                   Position
-----------------------------   ---       -------------------------------------------------------------------
Michael T. Fiore.............    44       Co-Chairman of the Board, Chief Executive Officer and President

Dany Y. Tse, DMD.............    47       Co-Chairman of the Board and President of Clinical Services Council

Grant M. Sadler..............    51       Vice Chairman of the Board

L. Theodore Van Eerden.......    42       Executive Vice President, Chief Development Officer and Director

Norman R. Huffaker...........    51       Chief Financial Officer

     For a description of the backgrounds of Michael T. Fiore, Grant M. Sadler,
L. Theodore Van Eerden and Dany Y. Tse, DMD, see "Proposal 1 -- Nominees, and -- Continuing Directors."

     Norman R. Huffaker. Mr. Huffaker has served as Chief Financial Officer of the Company since November 1997. Prior to joining the Company in November 1997, Mr. Huffaker served as Chief Financial Officer of GMS from December 1996 to November 1997. Mr. Huffaker previously served as Vice President of Finance for Community Dental Services, Inc. (SmileCare Dental Group), an Irvine, California based dental HMO and staff model practice company. Prior to SmileCare Dental Group, Mr. Huffaker served as Senior Vice President of Finance for Abbey/Foster, a multi-location home health care company.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth compensation information about the Named Executive Officers.

                                                                                         Long-Term
                                                                       Annual           Compensation
                                                                    Compensation        ------------
                                                                --------------------         Options         All Other
Name and Principal Position                            Year         Salary     Bonus         Granted      Compensation
-----------------------------------------------------  ----     ----------   -------    ------------      ------------
Michael T. Fiore.....................................  1997     $   35,000   $50,000         --              $2,000(1)
   Co-Chairman of the Board, Chief Executive           1996     $   --       $  --           --                 --
   Officer and President (2)(3)

Dany Y. Tse, DMD.....................................  1997     $  212,887   $83,000      125,000(5)            --
   Co-Chairman of the Board, President of Clinical     1996     $  187,313   $  --           --              $3,339(6)
   Services Council(4)

Grant M. Sadler......................................  1997     $   29,166   $15,000         --                 --
   Vice Chairman of the Board(2)(7)                    1996     $   --       $  --           --                 --

L. Theodore Van Eerden...............................  1997     $  122,994   $60,000      101,000(8)            --
   Executive Vice President Chief Development          1996     $   77,500   $  --         37,500               --
   Officer

Norman R. Huffaker...................................  1997     $   23,334   $25,000       44,508(10)           --
   Chief Financial Officer (2)(9)                      1996     $   --       $  --           --                 --

--------------

(1) Consists of auto allowances from November 4, 1997 (the effective date of the GMS Merger).
(2) Amounts shown reflect compensation earned from November 4, 1997 (the effective date of the GMS Merger) through December 31, 1997.
(3) Mr. Fiore's annual base compensation was $225,000 in 1997 and has been increased to $250,000 on and as of April 1, 1998. At December 31, 1997, Mr.
     Fiore held 333,816 shares of Common Stock as unvested restricted stock. At
     December 31, 1997, the value of these shares, net of the amount paid for the shares, was $2,770,908. See "Certain Transactions."
(4) Dr. Tse served as President and Chief Executive Officer of the Company until November 4, 1997.
(5) Includes options for 50,000 shares repriced at the time of the Company's initial public offering in February 1997.
(6)  Consists of matching contributions made by the Company to the Company's
     401(k) Plan.
(7)  Mr. Sadler's annual base compensation is currently $175,000. At December
     31, 1997, Mr. Sadler held 303,162 shares of unvested restricted stock. At
     December 31, 1997, the value of these shares, net of the amount paid for the shares, was $2,622,630. See "Certain Transactions."
(8) Includes options for 37,500 shares originally granted in 1996 and repriced at the time of the initial public offering.
(9)  Mr. Huffaker's annual base compensation is currently $140,000.

(10) Consists of options to purchase 100,000 shares of GMS Common Stock granted to Mr. Huffaker by GMS on December 4, 1996, which options were converted into options to purchase 44,508 shares of Common Stock in connection with the GMS Merger on November 4, 1997.

Employment Agreements

     The Company has entered into certain employment agreements with its executive officers under which the annual base salaries of Mr. Fiore, Dr. Tse, Mr. Sadler, Mr. Van Eerden, and Mr. Huffaker are $250,000, $243,000,

$175,000, $140,000, and $140,000, respectively. The executive officers are also entitled to participate in bonus plans maintained or established by the Company. The employment agreements for Dr. Tse and Mr. Van Eerden provide for terms through April 30, 2002, and the employment agreement for Mr. Fiore provides for a term through July 31, 1999, during which they may not be terminated without cause. Mr. Fiore, Dr. Tse, Mr. Sadler, Mr. Van Eerden and Mr. Huffaker are entitled to continuation of their base salaries (for Mr. Fiore and Dr. Tse in part under consulting arrangements) for 18 months, three years, nine months, 12 months and nine months, respectively, if their employment is terminated by the Company without cause or if they voluntarily terminate their employment for good reason. In addition, if Mr. Fiore's employment is terminated by the Company without cause before April 1, 2001, he is entitled to be retained by the Company as a consultant for a number of months equal to one-half of the number of months between the termination date and April 1, 2001.

Stock Options Granted in Fiscal 1997

     The following table sets forth information concerning stock options granted to the Named Executive Officers during 1997:

                                                                Percentage of
                                                    Number of         Options
                                                       Shares      Granted to
                                                   Underlying       Employees
                                                      Options          During      Exercise Price    Expiration
                     Name                             Granted     Fiscal Year           per Share          Date
----------------------------------------------   ------------   -------------      --------------    ----------
Michael T. Fiore(1)...........................        --               --                --              --

Dany Y. Tse, DMD..............................   31,000(2)            6.1%             $5.50          01/29/02
                                                 50,000(2)(3)         9.8%             $5.50          07/26/05
                                                 44,000(4)            8.6%             $4.125         04/09/02

Grant M. Sadler...............................        --               --                --              --

L. Theodore Van Eerden........................   63,500(5)           12.5%             $5.00          01/29/07
                                                 25,000(3)(6)         4.9%             $5.00          03/19/06
                                                 12,500(3)(7)         2.5%             $5.00          05/31/06

Norman R. Huffaker............................   22,254(8)            4.4%             $0.45          12/04/06
                                                 22,254(9)            4.4%             $0.45          12/04/06

--------------

(1)  Does not include options for 333,816 shares of Common Stock (on a post-GMS
     Merger basis) granted to Mr. Fiore by GMS and exercised on April 1, 1997, prior to the GMS Merger. See "Certain Transactions."
(2)  This option was fully exercisable at the time of grant.
(3) Although this option was originally granted prior to 1997, it was repriced at the time of the Company's Initial Public Offering in February 1997.
(4) This option becomes exercisable for 20 percent of the shares on each of the first five anniversaries of the April 9, 1997 grant date.
(5) This option becomes exercisable for 20 percent of the shares on each of the first five anniversaries of the January 29, 1997 grant date.
(6) This option becomes exercisable for 20 percent of the shares on each of the first five anniversaries of the March 19, 1996 grant date.
(7) This option becomes exercisable for 20 percent of the shares on each of the first five anniversaries of the May 31, 1996 grant date.
(8) This option becomes exercisable for 25 percent of the shares on each of the first four anniversaries of December 4, 1996 original date of grant by GMS.

(9) This option will become exercisable for one-half of the shares if, among other things, the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") (excluding CEO salary and related expense)

                                       18

     for 1997 exceeds $6,298,000, and will become exercisable for only a portion of that one-half of the shares if such EBITDA exceeds $4,723,500 but does not exceed $6,298,000. This option will become exercisable for the entire second half of the shares if, among other things, the Company's EBITDA
     (excluding CEO salary and related expense) for 1998 exceeds $16,911,000, and will become exercisable for a portion of that half of the shares if such EBITDA exceeds $12,683,250 but does not exceed $16,911,000. To the extent the performance targets are not met, this option will be forfeited.

Aggregated Option Exercises and Fiscal Year-End Option Values

     No options were exercised by the Named Executive Officers during 1997. The following table sets forth certain information concerning the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1997. Also reported are values of "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 1997.

                          Fiscal Year-End Option Value

                                                                  Number of Shares                  Value of
                                                               Subject to Unexercised         In-the-Money Options
                                                              Options at Fiscal Year-End       Fiscal Year-End(1)
                                                             ---------------------------   ---------------------------
                         Name                                Exercisable   Unexercisable   Exercisable   Unexercisable
----------------------------------------------------------   -----------   -------------   -----------   -------------
Michael T. Fiore..........................................       --             --              --             --
Dany Y. Tse, DMD..........................................     81,000         44,000         $708,750       $385,000
Grant M. Sadler...........................................       --             --              --             --
L. Theodore Van Eerden....................................      7,500         93,500         $ 65,625       $818,125
Norman R. Huffaker........................................      5,563         38,945            --          $340,769

--------------

(1)  Based on the Closing price of $8.75 per share on December 31, 1997.
(2)  Does not include options for 333,816 shares of Common Stock (on a post-GMS
     Merger basis) granted to Mr. Fiore by GMS and exercised on April 1, 1997, prior to the GMS Merger. See "Certain Transactions."

Committee Interlocks and Insider Participation

     The Compensation Committee, and its members are named above in Proposal 1 under the heading "Board Meetings and Committees." No member of the Compensation Committee was at any time during the 1997 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The outstanding capital stock of certain professional corporations located in the Oregon and Washington (the "Oregon and Washington Professional Corporations") is owned in whole or in part by Dany Y. Tse and Gerald R. Aaron. The Company is a party to certain management agreements (the "Management Agreements") with each of the Oregon and Washington Professional Corporations pursuant to which the Company earns a significant portion of its revenues. Effective January 1, 1998, the Company entered into agreements to amend these Management Agreements to conform them to the existing management agreements of Affiliated Dental Practices historically affiliated with GMS and to increase the Company's control over the Oregon and Washington Professional Corporations. As consideration for entering into the amended Management Agreements, the Company has agreed to pay to the Oregon and one of the Washington Professional Corporations or certain of their respective designated dental practitioners, in the aggregate, the following: (i) approximately $1.8 million in cash offset by approximately $1.8 million of Company receivables due from such Oregon and Washington Professional Corporations; (ii) the right to receive an aggregate of either $575,000 in cash in 18 equal monthly installments or options to acquire 230,000 shares of Common Stock at an exercise price of $8.375 per share, subject to five year vesting, plus options to acquire an aggregate of 110,000 shares of Common Stock exercisable at $8.375 per share, subject to five year vesting; and (iii) future cash or options subject to five year vesting in amounts to be determined according to a formula based upon the operating revenues of such Oregon and Washington Professional Corporations for fiscal years ending December 31, 1998 and 1999.

     On May 31, 1996, the Company executed a modification of its former loan and security agreement with Silicon Valley Bank (the "Modification"). In connection with the Modification, 14 officers, directors, and shareholders of the Company including Dr. Tse, Dr. Wong and Mr. Van Eerden, provided continuing personal guarantees on $1,000,000 of the Company's indebtedness to Silicon Valley Bank in connection with a $1,000,000 increase in availability under such credit facility. In consideration for the personal guarantees, the Company issued warrants to purchase an aggregate total of 115,000 shares of the Company's Common Stock at $7.50 per share. Each guarantor received warrants to purchase 1,150 shares for each $10,000 of indebtedness guaranteed. All of these guarantees terminated in February 1997 upon the repayment of the loan.

     The above-described transactions with related parties were on terms the Company's Board of Directors believed to be fair to the Company and no less favorable to the Company than terms that could have been obtained from an unrelated party. Future transactions between the Company and Affiliated Dental Practices controlled by officers, directors, and principal shareholders of the Company will be carried out pursuant to a related party transaction policy adopted by the Company's Board of Directors. The policy provides that any transaction between the Company and (i) an officer, director, or principal shareholder of the Company or (ii) any entity that is controlled by officers, directors, or principal shareholders of the Company must be approved by at least a majority of the Company's directors who do not have an interest in the transaction. The terms of such transactions must be no less favorable to the Company than those that are generally available from unaffiliated third parties.

     On April 1, 1997, Mr. Fiore was granted stock options by GMS exercisable for 750,000 shares of GMS Common Stock at an aggregate exercise price of $150,000. On the same date, Mr. Fiore exercised the options for all such shares. The exercise price was paid in the form of a secured promissory note in the principal amount of $150,000 which bears annual interest at the rate of 6.84% compounded annually. All unpaid principal and accrued interest becomes due and payable to the Company on March 31, 2001. In the GMS Merger, the shares purchased on exercise of Mr. Fiore's options were converted into 333,816 shares of Common Stock. Of these shares, 300,434 shares are subject to a four year vesting schedule under which 25% of the shares vested on April 1, 1998 and the remaining shares vest in equal amounts over the next 36 months. All unvested shares are subject to repurchase by the Company at $0.45 per share upon termination of Mr. Fiore's service to the Company for any reason. Of the remaining 33,382 shares of Common Stock held by Mr. Fiore, one half are currently subject to repurchase by the Company at $0.45 per share because the Company's EBITDA (excluding CEO salary and related expense) for 1997 did not exceed $4,723,500. The second half of the remaining shares are subject to repurchase by the Company at the same price if, among other things, the Company's EBITDA (excluding CEO salary and related expense) for 1998 does not exceed $12,683,250, and a portion of the second half will be subject to repurchase if such EBITDA does not exceed $16,911,000.

     In 1996, Mr. Sadler purchased from GMS 888,681 shares of GMS Common Stock for $88,868. The purchase price was paid in part in the form of secured promissory note in the principal amount of $87,911, which bears interest at the rate of 6.84%, compounded annually. All unpaid principal and accrued interest on such promissory note becomes due and payable on August 31, 2000. In the GMS Merger, the foregoing shares were converted into 395,541 shares of Common Stock. Of these shares, 175,031 shares are subject to a four year vesting schedule under which one fourth of the shares vested immediately upon issuance, another one fourth vested on October 11, 1997 and the remaining shares vest in equal amounts over the next 36 months thereafter. All unvested shares are subject to repurchase by the Company at $0.225 per share upon termination of Mr. Sadler's service to the Company for any reason. In addition, 110,255 shares of Common Stock held by Mr. Sadler are currently subject to repurchase by the Company at $0.225 per share because the Company's EBITDA (excluding CEO salary and related expense) for 1997 did not exceed $4,723,500. Another 110,255 shares are subject to repurchase by the Company at the same price if, among other things, the Company's EBITDA (excluding CEO salary and related expense) for 1998 does not exceed $12,683,250, and a portion of those shares will be subject to repurchase if such EBITDA does not exceed $16,911,000.

     An additional 340,255 shares of Common Stock held by certain other former GMS shareholders (including 42,060 shares held by Sprout Capital VII and certain related entities are also subject to repurchase by the Company at an average price of $0.37 per share ($.45 per share for Sprout Capital VII and certain related entities). One half of the shares are currently subject to repurchase because the Company's EBITDA (excluding CEO salary and related expense) for 1997 did not exceed $4,723,500. The second half of the shares are subject to repurchase if, among other things, the Company's EBITDA (excluding CEO salary and related expense) for 1998 does not exceed $12,683,250, and a portion of the second half will be subject to repurchase if such EBITDA does not exceed $16,911,000.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10 percent of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and beneficial owners of more than ten percent of the Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. These requirements have been applicable to such persons only since January 28, 1998. Accordingly, no executive officers or directors of the Company were delinquent in their filings under Section 16(a) during 1997.

                SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     A shareholder who intends to present a proposal at the Company's 1999 annual meeting of shareholders must submit such proposal to the Company for inclusion in the Company's 1999 Proxy Statement and Proxy Card not later than December 31, 1998. Shareholder proposals must be mailed to the attention of the Company's Secretary at the Company's headquarters located at 222 North Sepulveda Boulevard, Suite 740, El Segundo, California 90245.

                                  OTHER MATTERS

     Management does not know of any other matters to be brought before the Annual Meeting. If any other matter is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

                 COSTS OF SOLICITATION AND REVOCABILITY OF PROXY

         The Company will bear the cost of preparing and mailing the Proxy Statement, Proxy Card and any other material furnished to shareholders by the Company in connection with the Annual Meeting. Proxies will be solicited by use of the mails, and officers and employees of the Company may also solicit proxies by telephone or personal contact. Copies of solicitation materials will be furnished to fiduciaries, custodians, banks, brokerage houses and other institutions for forwarding to beneficial owners of the stock held in their names.

         Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing an instrument of revocation or a duly executed proxy bearing a later date with the Company to the attention of the Secretary of the Company. The proxy may also be revoked by voting in person at the meeting. A shareholder who attends the meeting, however, is not required to revoke the proxy by voting in person. All valid, unrevoked proxies will be voted at the annual meeting in accordance with the instructions given.


                                       By Order of the Board of Directors
                                       L. Theodore Van Eerden
                                       Executive Vice President and Secretary
                                       Yorba Linda, California
                                       April 30, 1998

                                                                       EXHIBIT A


                 TITLE 23B. WASHINGTON BUSINESS CORPORATION ACT
                       CHAPTER 23B.13. DISSENTERS' RIGHTS

23B.13.010. DEFINITIONS

     As used in this chapter:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

     (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

23B.13.020. RIGHT TO DISSENT

     (1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

          (a) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

          (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (d) An amendment of the articles of incorporation that materially reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RCW 23B.06.040; or

          (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

     (3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

          (a) The proposed corporate action is abandoned or rescinded;

          (b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

          (c) The shareholder's demand for payment is withdrawn with the written consent of the corporation.

23B.13.030. DISSENT BY NOMINEES AND BENEFICIAL OWNERS

     (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

          (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

23B.13.200. NOTICE OF DISSENTERS' RIGHTS

     (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

     (2) If corporate action creating dissenters' rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after [the] effective date of such corporate action, shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RCW 23B.13.220.

23B.13.210. NOTICE OF INTENT TO DEMAND PAYMENT

     (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.

     (2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.

23B.13.220. DISSENTERS' NOTICE

     (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

     (2) The dissenters' notice must be sent within ten days after the effective date of the corporate action, and must:

          (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

          (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

          (e) Be accompanied by a copy of this chapter.

23B.13.230. DUTY TO DEMAND PAYMENT

     (1) A shareholder sent a dissenters' notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

     (2) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

     (3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

23B.13.240. SHARE RESTRICTIONS

     (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

     (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

23B.13.250. PAYMENT

     (1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

     (2) The payment must be accompanied by:

          (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (b) An explanation of how the corporation estimated the fair value of the shares;

          (c) An explanation of how the interest was calculated;

          (d) A statement of the dissenter's right to demand payment under RCW 23B.13.280; and

          (e) A copy of this chapter.

23B.13.260. FAILURE TO TAKE ACTION

     (1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

     (2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure.

23B.13.270. AFTER-ACQUIRED SHARES

     (1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280.

23B.13.280. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER

     (1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

          (a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

          (b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

          (c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

     (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

23B.13.300. COURT ACTION

     (1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (2) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

     (5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (6) Each dissenter made a party to the proceeding is entitled to judgment
(a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

23B.13.310. COURT COSTS AND COUNSEL FEES

     (1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

          (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                                                      APPENDIX I


                        (Subject to shareholder approval)

                        GENTLE DENTAL SERVICE CORPORATION

                            1993 STOCK INCENTIVE PLAN


     1. Purpose. The purpose of this 1993 Stock Incentive Plan (the "Plan"), as amended herein, is to enable Gentle Dental Service Corporation (the "Company") to attract and retain experienced and able directors, officers, employees and other key contributors and to provide an additional incentive to these individuals to exert their best efforts for the Company and its shareholders.

     2. Administration.

          2.1 Board of Directors. The Plan shall be administered by the board of directors of the Company (the "Board of Directors"), which shall determine and designate from time to time the persons to whom grants and awards shall be made and the amounts, terms and conditions of those grants and awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt or amend rules and regulations relating to administration of the Plan, and the interpretation and construction of the provisions of the Plan by the Board of Directors shall be final and conclusive. Whenever the operation of the Plan requires that the fair market value of the Company's Common Stock be determined, the fair market value shall be determined by, or in a manner approved by, the Board of Directors.

          2.2 Committee. The Board of Directors may delegate to a committee of the Board of Directors or a senior executive officer of the Company, or both (the "Committee") any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors, and (ii) that only the Board of Directors may amend or terminate the Plan as provided in paragraphs 5 and 11.

     3. Eligibility. Grants and awards may be made under the Plan to directors, officers, and key employees of the Company or any parent or subsidiary of the Company, dentists and other professionals employed by corporations, partnerships, sole proprietorships or other business organizations (collectively, the "Affiliated Dental Practices") which have entered into agreements with the Company under which the Company manages the non-professional aspects of the Affiliated Dental Practices, and other key individuals such as consultants to the Company who the Board of Directors believes have made or will make an essential contribution to the Company; provided, however, that only employees of the Company and the Affiliated Dental Practices shall be eligible to receive Incentive Stock Options under the Plan.

     4. Shares Subject to the Plan. Subject to paragraph 9, an aggregate of 2,000,000 shares of Common Stock of the Company may be issued under the Plan (i) upon exercise of options and stock appreciation rights granted under the Plan,
(ii) as bonuses under the Plan and (iii) pursuant to sales under the Plan. If any option under the Plan or stock appreciation right granted without a related option expires or is cancelled or terminated and is unexercised in whole or in part, the shares allocable to the unexercised portion shall again become available for awards under the Plan, except that shares that are issued on exercise of a stock appreciation right that were allocable to an option, or portion thereof, surrendered in connection with the exercise of the stock appreciation right shall not again become available for awards under the Plan. If Common Stock sold or awarded as a bonus under the Plan is forfeited to the Company or repurchased by the Company pursuant to applicable restrictions, the number of shares forfeited or repurchased shall again be available under the Plan. Common Stock issued under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as are determined by the Board of Directors. The certificates representing such Common Stock shall bear such legends as are determined by the Board of Directors.

     5. Effective Date and Duration of Plan.

          5.1 Effective Date. The Plan shall become effective when adopted by the Board of Directors (the "Effective Date"), but no option shall become exercisable until the Plan is approved by a vote of the shareholders of the Company entitled to vote thereon. Subject to this limitation, options and stock appreciation rights may be granted and Common Stock may be awarded as bonuses or sold under the Plan at any time after the Effective Date and before termination of the Plan.

          5.2 Duration of the Plan. The Plan shall continue until, in the aggregate, options and stock appreciation rights have been granted and exercised and Common Stock has been awarded as bonuses or sold and the restrictions on any such Common Stock have lapsed with respect to all shares subject to the Plan under paragraph 4 (subject to any adjustments under paragraph 9), provided, however, that unless sooner terminated by the Board of Directors, the Plan shall terminate on, and no option or stock appreciation right or bonus right shall be granted and no Common Stock shall be awarded as a bonus or sold under the Plan on or after, the tenth anniversary of the Effective Date. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, stock appreciation rights and bonus rights, and Common Stock subject to restrictions then outstanding under the Plan. Termination shall not affect any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

     6. Grants, Awards and Sales.

          6.1 Type of Security. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) grant options other than Incentive Stock Options (hereinafter "Non-Statutory Stock Options"); (iii) grant stock appreciation rights or bonus rights; (iv) award bonuses of Common Stock; and (v) sell Common Stock subject to restrictions. The Board of Directors shall specify the action taken with respect to each person granted, awarded or sold any option or Common Stock under the Plan and shall specifically designate each option granted under the Plan as an Incentive Stock Option or a Non-Statutory Stock Option. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award. No employee may be granted options or stock appreciation rights under the Plan for more than an aggregate of 150,000 shares of Common Stock in any calendar year.

          6.2 General Rules Relating to Options.

               6.2.1 Time of Exercise. Except as provided in paragraph 8, options granted under the Plan may be exercised over the period stated in each option in amounts and at times prescribed by the Board of Directors and stated in the option, provided that (i) no option granted under the Plan may become exercisable at a rate of less than 20 percent per year over the first five years of the option, and (ii) options shall not be exercised for fractional shares. If the optionee does not exercise an option in any period with respect to the full number of shares to which the optionee is entitled in that period, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent period during the term of the option. 6.2.2 Option Price. The option price per share of each option granted under the Plan shall be determined by the Board of Directors, but shall not be less than 85 percent of the fair market value of the shares covered by the option on the date the option is granted. With respect to options granted to optionees possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (a "Ten Percent Owner"), the option price per share shall not be less than one hundred ten percent (110%) of the fair market value on the date the option is granted.

               6.2.3 Duration of Options. Subject to paragraph 8, each option granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no option granted under the Plan shall be exercisable after the expiration of 10 years from the date it is granted. No option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years from the date such option is granted.

               6.2.4 Purchase of Shares. Shares may be purchased or acquired pursuant to an option granted under the Plan only on receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares the optionee desires to purchase and the date on which the optionee desires to complete the transaction, which may not be more than 30 days after receipt of the notice, and, unless in the opinion of counsel for the Company such a representation is not required to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's intention to acquire the shares for investment and not with a view to distribution. Unless otherwise determined by the Board of Directors, on or before the date specified for completion of the purchase, the optionee must have paid the Company the full purchase price in cash, including cash that may be the proceeds of a loan from the Company, in shares of Common Stock previously acquired by the optionee valued at fair market value, or in any combination of cash and shares of Common Stock. No shares shall be issued until full payment therefor has been made. Each optionee who has exercised an option shall, on notification of the amount due, if any, and prior to or concurrently with delivery of the certificates representing the shares for which the option was exercised, pay to the Company amounts necessary to satisfy any applicable federal, state and local withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the employee fails to pay the amount demanded, the Company shall have the right to withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law.

          6.3 Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

               6.3.1 Limitation on Amount of Grants. No employee may be granted Incentive Stock Options under the Plan such that the aggregate fair market value, on the date of grant, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year, under the Plan and under any other incentive stock option plan (within the meaning of section 422 of the Code) of the Company or any parent or subsidiary of the Company, exceeds $100,000.

               6.3.2 Option Price. The option price per share under each option granted under the Plan shall be determined by the Board of Directors in accordance with paragraph 6.2.2, but the option price with respect to an Incentive Stock Option shall be not less than 100 percent of the fair market value of the shares covered by the option on the date the option is granted.

          6.4 Stock Bonuses. Common Stock awarded as a bonus shall be subject to the terms, conditions and restrictions determined by the Board of Directors at the time the Common Stock is awarded as a bonus. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any money consideration except as provided in the last sentence of this paragraph. The agreement may contain such terms, conditions, representations and warranties as the Board of Directors may require. The Company may require any recipient of a Common Stock bonus to pay to the Company amounts necessary to satisfy any applicable federal, state or local tax withholding requirements prior to delivery of certificates. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors, a recipient may deliver Common Stock to the Company to satisfy this withholding obligation.

          6.5 Restricted Stock. The Board of Directors may issue shares of Common Stock under the Plan for such consideration (including promissory notes and services) as determined by the Board of Directors in accordance with the law and with such restrictions concerning transferability, repurchase by the Company, or forfeiture as determined by the Board of Directors. If shares of Common Stock are subject to repurchase by the Company at the original purchase price upon termination of employment of the recipient, such right of repurchase shall lapse at a rate of no less than twenty percent (20%) per year over five years from the date the shares are granted. All shares of Common Stock issued pursuant to this paragraph 6.5 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the Common Stock prior to the delivery of certificates representing such shares to the recipient. Subject to the terms of the Plan, the purchase agreement shall contain such terms and conditions and representations and warranties as the Board of Directors shall require. The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the

Company to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may deliver Common Stock to the Company to satisfy this withholding obligation.

          6.6 Stock Appreciation Rights.

               6.6.1 Description. Each stock appreciation right shall entitle the holder, on exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered.

               6.6.2 Exercise. A stock appreciation right shall be exercisable only at the time or times established by the Board of Directors. If a stock appreciation right is granted in connection with an option, then it shall be exercisable only to the extent and on the same conditions that the related option is exercisable. Upon exercise of a stock appreciation right, any option or portion thereof to which the stock appreciation right relates must be surrendered unexercised.

               6.6.3 Payment. Payment by the Company upon exercise of a stock appreciation right may be made in shares of Common Stock valued at fair market value, or in cash, or partly in Common Stock and partly in cash, as determined by the Board of Directors. No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, in the discretion of the Board of Directors, the number of shares may be rounded to the next whole share.

               6.6.4 Adjustment. In the event of any adjustment pursuant to paragraph 9 in the number of shares of Common Stock subject to an option granted under the Plan, any stock appreciation right granted hereunder in connection with such option shall be proportionately adjusted.

               6.6.5 Withholding. Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount.

          6.7 Cash Bonus Rights.

               6.7.1 Grant. The Board of Directors may grant bonus rights under the Plan in connection with (i) an option or stock appreciation right granted or previously granted, (ii) Common Stock awarded, or previously awarded, as a bonus and (iii) Common Stock sold, or previously sold, under the Plan. Bonus rights will be subject to rules, terms and conditions as the Board of Directors may prescribe.

               6.7.2 Bonus Rights in Connection with Options and Stock Appreciation Rights. A bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or is surrendered in connection with the exercise of a stock appreciation right related to the option) in whole or in part. A bonus right granted in connection with a stock appreciation right will entitle the holder to a cash bonus when the stock appreciation right is exercised. Upon exercise of an option, the amount of the bonus shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. Upon exercise of a stock appreciation right, the bonus shall be determined by multiplying the total fair market value of the shares or cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage. The bonus percentage applicable to a bonus right shall be determined from time to time by the Board of Directors but shall in no event exceed 100 percent.

               6.7.3 Bonus Rights in Connection with Stock Bonus. A bonus right granted in connection with Common Stock awarded as a bonus will entitle the person awarded such Common Stock to a cash bonus either at the time the Common Stock is awarded or at such time as restrictions, if any, to which the Common Stock is subject lapse. If Common Stock awarded is subject to restrictions and is repurchased by the Company or forfeited by the holder, the bonus right granted in connection with such Common Stock shall terminate and may not be exercised. The amount of cash bonus to be awarded and the time such cash bonus is to be paid shall be determined from time to time by the Board of Directors.

               6.7.4 Bonus Rights in Connection with Stock Purchase. A bonus right granted in connection with Common Stock purchased hereunder (excluding Common Stock purchased pursuant to an option) shall terminate and may not be exercised in the event the Common Stock is repurchased by the Company or forfeited by the holder pursuant to restrictions applicable to the Common Stock. The amount of cash bonus to be awarded and the time such cash bonus is to be paid shall be determined from time to time by the Board of Directors.

     7. Nontransferability. Each option, stock appreciation right, or cash bonus right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death, and each option, stock appreciation right or cash bonus right by its terms shall be exercisable during the holder's lifetime only by the holder.

     8. Termination of Employment.

          8.1 Retirement or General Termination. Unless otherwise determined by the Board of Directors, if an employee's employment by the Company or any parent or subsidiary of the Company is terminated by retirement or for any reason other than in the circumstances specified in 8.2 below, any option, stock appreciation right or cash bonus right held by the employee may be exercised at any time prior to its expiration date or the expiration of three months after the date of the termination, whichever is the shorter period, but only if and to the extent the employee was entitled to exercise the option, stock appreciation right or cash bonus right on the date of termination. Notwithstanding the foregoing provisions of this subparagraph 8.1, unless otherwise determined by the Board of Directors, any option granted to an employee under the Plan shall continue to vest in accordance with its terms after termination of employment, so long as such former employee is continuously retained by the Company on an independent contractor basis and for so long as such independent contractor relationship continues uninterrupted. Transfer of an employee by the Company or any parent or subsidiary of the Company to the Company or any parent or subsidiary of the Company shall not be considered a termination for purposes of the Plan.

          8.2 Death or Disability. Unless otherwise determined by the Board of Directors, if an employee's employment by the Company or any parent or subsidiary of the Company is terminated because of death or physical disability (within the meaning of section 22(e)(3) of the Code), any option, stock appreciation right or cash bonus right held by the employee may be exercised at any time prior to its expiration date or the expiration of one year after the date of termination, whichever is the shorter period, for the greater of (a) the number of remaining shares for which the employee was entitled to exercise the option, stock appreciation right or cash bonus right on the date of termination or (b) the number of remaining shares for which the employee would have been entitled to exercise the option, stock appreciation right or cash bonus right if such option or right had been 50 percent exercisable on the date of termination. If an employee's employment is terminated by death, any option, stock appreciation right or cash bonus right held by the employee shall be exercisable only by the person or persons to whom the employee's rights under the option, stock appreciation right or cash bonus right pass by the employee's will or by the laws of descent and distribution of the state or country of the employee's domicile at the time of death.

          8.3 Termination of Unexercised Rights. To the extent an option, stock appreciation right or cash bonus right held by any deceased employee or by any employee whose employment is terminated is not exercised within the limited periods provided above or otherwise provided by the Board of Directors, all further rights to exercise the option, stock appreciation right or cash bonus right shall terminate at the expiration of such periods.

          8.4 Termination of Non-Employees. With respect to options, stock appreciation rights and cash bonus rights granted to persons who are not employees of the Company, the Board of Directors may establish provisions relating to the termination of those persons' status with the Company.

     9. Changes in Capital Structure. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares for the purchase of which options or stock appreciation rights may be granted and for which Common Stock may be awarded as bonuses or sold subject to restrictions under the Plan. In addition, the Board of Directors shall make appropriate adjustments in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, and the number and kind of shares covered by outstanding stock appreciation rights to the end that each optionee's proportionate interest shall be maintained as before the occurrence of such event. Adjustments in outstanding options shall be made without change in the total price applicable to the unexercised portion of any option and with a corresponding adjustment in the option price per share. Adjustments in outstanding stock appreciation rights shall be made without change in their total value. Any such adjustment made by the Board of Directors shall be conclusive. In the event of dissolution or liquidation of the Company or a merger, consolidation, or plan of exchange affecting the Company, in lieu of making adjustments as provided for above in this paragraph 9, the Board of Directors may, in its sole discretion, provide a 30-day period immediately preceding the event during which optionees shall have the right to exercise options or stock appreciation rights to the extent options are exercisable at such time. Upon the expiration of such 30-day period all unexercised options shall be terminated and optionees shall have no further rights to acquire shares.

     10. Corporate Mergers, Acquisitions, Etc. The Board of Directors may also grant options and stock appreciation rights having terms and provisions which vary from those specified in this Plan, provided that any options and stock appreciation rights granted pursuant to this section are granted in substitution for, or in connection with the assumption of, existing options and stock appreciation rights granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

     11. Amendment of Plan. The Board of Directors may at any time and from time to time modify or amend the Plan in such respects as it deems advisable because of changes in the law while the Plan is in effect or for any other reason. After the Plan has been approved by the shareholders and except as provided in paragraph 9, however, no change in an option or stock appreciation right already granted to any person shall be made without the written consent of such person. Furthermore, unless approved by the shareholders of the Company entitled to vote thereon, no amendment or change shall be made in the Plan (a) increasing the total number of shares that may be issued under the Plan, or (b) changing the class of persons eligible to receive options under the Plan.

     12. Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission in connection with the granting of any option or the issuance or sale of any shares under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver shares of Common Stock under the Plan if the Company is advised by its legal counsel that such issuance or delivery would violate applicable state or federal laws.

     13. Employment Rights. Nothing in the Plan or any grant pursuant to the Plan shall confer on any employee any right to be continued in the employment of the Company or any parent or subsidiary of the Company or shall interfere in any way with the right of the Company or any parent or subsidiary of the Company by whom such employee is employed to terminate such employee's employment at any time, with or without cause.

     14. Rights as a Shareholder. A holder of an option or a stock appreciation right, a recipient of Common Stock awarded as a bonus, or a purchaser of Common Stock shall have no rights as a shareholder with respect to any shares covered by any option, stock appreciation right, bonus award, or stock purchase agreement until the date of issue of a stock certificate to him or her for such shares. Except as otherwise provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         15. Information. The Company will provide all recipients of grants or awards under Plan with financial statements of the Company on at least an annual basis.

                                      PROXY

                        GENTLE DENTAL SERVICE CORPORATION
                          Annual Meeting, June 4, 1998

                      PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on Thursday, June 4, 1998 and the accompanying Proxy Statement, and appoints Michael T. Fiore and Norman R. Huffaker, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of the common stock (the "Common Stock") of Gentle Dental Service Corporation, a Washington corporation (the "Company"), which the undersigned is entitled to vote, either on the undersigned's own behalf or on behalf of any entity or entities, at the annual meeting (the "Annual Meeting") of shareholders of the Company to be held at 222 North Sepulveda Boulevard, Suite 740, El Segundo, California 90245, on Thursday, June 4, 1998 at 8:00 a.m. Pacific Daylight Savings Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the following manner:

1.   To elect the following   [  ] FOR all nominees except as   [  ] WITHHOLD AUTHORITY to vote
     directors:                    marked to the contrary            for all nominees listed
                                   below.                            below.

          (Instructions: To withhold authority to vote for any nominee, strike a line through the nominee's name below.)
        Michael T. Fiore, Robert Finzi, H. Wayne Posey, Grant M. Sadler,
                  L. Theodore Van Eerden, Kathleen D. La Porte

2. To amend the Company's 1993 Stock Incentive Plan (the "Plan") to effect the following changes (i) increase the number of shares of Common Stock authorized for issuance under the Plan by 1,000,000 shares from 1,000,000 to 2,000,000 shares; (ii) clarify that the eligibility provisions of the Plan include dentists and other professionals who are employed by corporations and other businesses which have entered into management agreements with the Company under which the Company manages the non-professional aspects of such businesses; (iii) provide that, unless otherwise determined by the Board of Directors, options granted to employees under the Plan will continue to vest after termination or cessation of employment so long as such former employee is continuously retained by the Company on an independent contractor basis and for so long as such independent contractor relationship continues; and (iv) increase the aggregate number of shares of Common Stock underlying stock options and stock appreciation rights that any employee may receive under the Plan in any calendar year by 75,000 shares from 75,000 to 150,000 shares.

         [  ]   For               [  ]   Against           [  ]    Abstain

3. To approve the transfer of all of the Company's operating assets and liabilities to Gentle Dental Management, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, in order to convert the Company from an operating company into a holding company, provided that the holders of no more than ____ percent of the shares entitled to vote at the Annual Meeting exercise their dissenters' rights under Washington law.

         [  ]   For               [  ]   Against           [  ]    Abstain

4. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditor for fiscal year 1998.

         [  ]   For               [  ]   Against           [  ]    Abstain

     A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.


                 (Continued and to be signed on the other side.)

     The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for the election of directors and for each of the other proposals. The proxies may vote in their discretion as to other matters that may come before the Annual Meeting.

                                       Shares:

                                       Date: _____________________________, 1998
P
R
O                                      _________________________________________
X                                      Signature or Signatures
Y
                                       Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer.

                                       The annual meeting of shareholders of
                                       Gentle Dental Service Corporation will be held on June 4, 1998 at 8:00 a.m., Pacific Daylight Savings Time, at Gentle Dental Service Corporation, 222 North Sepulveda Boulevard, Suite 740, El Segundo, California 90245.


Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself--the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.